EXCHANGE AGREEMENT
BY AND AMONG
BELAIR REAL ESTATE CORPORATION
BELCREST REALTY CORPORATION
BELMAR REALTY CORPORATION
BELPORT REALTY CORPORATION
BELROSE REALTY CORPORATION
BELVEDERE EQUITY REAL ESTATE CORPORATION
BELSHIRE REALTY CORPORATION
BELTERRA REALTY CORPORATION
MHC OPERATING LIMITED PARTNERSHIP
AND
EQUITY LIFESTYLE PROPERTIES, INC.
Dated as of March 1, 2011

EXCHANGE AGREEMENT
          THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2011 by and among Belair Real Estate Corporation, a Delaware corporation (“Belair”), Belcrest Realty Corporation, a Delaware corporation (“Belcrest”), Belmar Realty Corporation, a Delaware corporation (“Belmar”), Belport Realty Corporation, a Delaware corporation (“Belport”), Belrose Realty Corporation, a Delaware corporation (“Belrose”), Belvedere Equity Real Estate Corporation, a Delaware corporation (“Belvedere”), Belshire Realty Corporation, a Delaware corporation (“Belshire”), and Belterra Realty Corporation, a Delaware corporation (“Belterra” and, together with Belair, Belcrest, Belmar, Belport, Belrose, Belvedere and Belshire, the “Funds”), MHC Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), and Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”).
          WHEREAS, the Funds currently own an aggregate of 6,000,000 limited partnership units of 8.0625% Series D Cumulative Redeemable Limited Partnership Units of the Operating Partnership (the “Series D Units”) and an aggregate of 2,000,000 limited partnership units of 7.95% Series F Cumulative Redeemable Perpetual Limited Partnership Units of the Operating Partnership (the “Series F Units” and together with the Series D Units, the “Preferred Units”) in the amounts per Fund set forth on Schedule I hereto; and
          WHEREAS, the Funds wish to exchange (the “Exchange”) the Preferred Units for an aggregate of 8,000,000 shares of the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $25.00 liquidation amount per share (the “Series A Preferred Stock”), the terms of which are described in the preliminary prospectus supplement of the Company, dated as of February 28, 2011 (the “Preliminary Prospectus”), as filed by the Company with the Securities and Commission on February 28, 2011 pursuant to Rule 424 under the Securities Act of 1933 (the “Securities Act”); and
          WHEREAS, the Company, the Operating Partnership and the Funds propose to enter into an underwriting agreement substantially in the form attached hereto as Exhibit A (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters to be named therein (the “Underwriters”), pursuant to which, upon the closing of the transaction contemplated thereby (the “Offering”), the Funds will sell to the Underwriters such number of shares of Series A Preferred Stock as described therein.
          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
EXCHANGE
          Section 1.1 Exchange of Preferred Units. Under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined herein), the Funds shall exchange the Preferred Units in amounts set forth on Schedule I hereto for the Series A Preferred Stock (the “Exchange Shares”), in the amounts per Fund set forth on Schedule I hereto, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the Closing (as defined herein).
          Section 1.2 Closing. The closing (the “Closing”) of the exchange of the Preferred Units for the Exchange Shares shall be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, subject to the satisfaction or waiver of the conditions set forth in Articles V and VI herein, on the date of, and contemporaneously with, the consummation of the Offering, or at such other time, date or place as the Funds and the Company may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”
          Section 1.3 Deliveries.
               (a) At the Closing, the Funds shall deliver or cause to be delivered to the Company the following (collectively, the “Funds Closing Deliveries”):
               (i) certificates representing the Preferred Units;
               (ii) one or more duly executed stock powers evidencing the transfer of the Preferred Units from the Funds to the Company in such form satisfactory to the Company as shall be effective to vest in the Company good and valid title to the Preferred Units, free and clear of any Lien (as defined herein); and
               (iii) with respect to each registered holder of Preferred Units exchanged pursuant to this Agreement, a certificate executed by such registered holder substantially in the form attached hereto as Exhibit B stating that such registered holder is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation Section 1.1445-2(b)(2).
               (b) At the Closing, the Company shall deliver to each of the Funds certificates registered or evidence of book-entry credits in each of the Funds’ names or the names of designated nominees representing the number of Exchange Shares to which each Fund is entitled as set forth on Schedule I hereto (the “Company Closing Deliveries”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE FUNDS
          The Funds severally and not jointly represent and warrant to the Company and the Operating Partnership as follows:
          Section 2.1 Title to Preferred Units. The Funds are the record owners of and own the Preferred Units free and clear of any and all options, calls, contracts, commitments, mortgages, pledges, security interests, encumbrances, liens, taxes, claims or charges of any kind or rights of others of whatever nature (collectively, a “Lien”).
          Section 2.2 Authority Relative to this Agreement. Each of the Funds has the requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Funds, and the consummation by the Funds of the transactions contemplated hereby has been duly authorized, and no other proceedings on the part of the Funds are necessary to authorize this Agreement or for the Funds to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Funds and, assuming the due authorization, execution and delivery thereof by the Company and the Operating Partnership, constitutes the valid and binding obligation of each of the Funds, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.
          Section 2.3 Governmental Approvals. No consent, approval, waiver, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Funds for the execution, delivery or performance by the Funds of this Agreement or the consummation by the Funds of the transactions contemplated hereby.
          Section 2.4 Receipt of Information. Each of the Funds has received all of the information that it considers necessary or appropriate to decide whether to acquire the Exchange Shares in exchange for the Preferred Units. Each of the Funds has had an opportunity to ask questions and receive answers from the Company and the Operating Partnership regarding the terms and conditions of the offering of the Exchange Shares and the business and financial condition of the Company and the Operating Partnership, and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access. None of the Funds has received, and none is relying on, any representations or warranties from the Company or the Operating Partnership, other than as provided herein.
          Section 2.5 Restricted Securities. The Funds understand that the Exchange Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Exchange Shares or an available exemption from registration under the Securities Act, the Exchange Shares must be held indefinitely.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
OPERATING PARTNERSHIP
     Each of the Company and Operating Partnership represent and warrant to the Funds as follows:
          Section 3.1 Exchange Shares. The Exchange Shares have been duly and validly authorized, and, when issued upon the terms hereof, (i) will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) will be registered in the name of each Fund in the amount set forth on Schedule I hereto on the books of the Company.
          Section 3.2 Authority Relative to this Agreement. Each of the Company and the Operating Partnership has the requisite corporate or partnership power and authority to execute and deliver this Agreement and the requisite corporate or partnership power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby has been duly authorized by the Company’s board of directors and the general partner of the Operating Partnership, and no other corporate, stockholder or partnership proceedings on the part of the Company or the Operating Partnership are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Operating Partnership and, assuming the due authorization, execution and delivery hereof by the Funds, constitutes the valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.
          Section 3.3 Governmental Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Company or the Operating Partnership for the execution, delivery or performance by the Company or the Operating Partnership of this Agreement or the consummation by the Company or the Operating Partnership of the transactions contemplated hereby.
          Section 3.4 Underwriting Agreement. The Funds are hereby expressly permitted to rely, for purposes of this Agreement, on the representations and warranties of the Company and the Operating Partnership set forth in Section 1(a) of the Underwriting Agreement and on the covenants of the Company set forth in Section 5 of the Underwriting Agreement as if such representations, warranties and covenants of the Company were made to each of the Funds in this Agreement.

ARTICLE IV
ADDITIONAL AGREEMENTS
          Section 4.1 Commercially Reasonable Efforts. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable.
          Section 4.2 Distributions and Dividends. On March 31, 2011, holders of Preferred Units immediately prior to the Closing Date shall be entitled to receive any distributions accruing on such units to but not including the Closing Date, at which point no further distributions will accrue on the Preferred Units. Holders of Series A Preferred Stock at the Closing Date shall be entitled to receive any dividends accruing on such stock from and including the Closing Date on the payment date provided for in the articles supplementary governing said Series A Preferred Stock.
          Section 4.3 Allocation of Costs and Expenses. The Funds shall pay for all fees, costs and expenses incurred by them in connection with the Exchange and the Offering, and the Company and the Operating Partnership shall pay for all fees, costs and expenses incurred by them in connection with the Exchange and the Offering; provided, that the Funds shall pay (or to the extent incurred and paid for by the Company or the Operating Partnership, will reimburse the Company or the Operating Partnership for any and all amounts so paid upon receipt of an invoice or similar documentation) for all fees, costs and expenses specified in items (i) through (ix) of Section 5(o) of the Underwriting Agreement.
          Section 4.4 No Re-opening of Series A Preferred Stock. The Company agrees that it shall not authorize or issue additional shares of Series A Preferred Stock for so long as any of the Funds owns any Preferred Units or shares of Series A Preferred Stock, other than any issuances of Series A Preferred Stock to the Funds upon exchange of Preferred Units.
ARTICLE V
COMPANY CLOSING CONDITIONS
          The obligation of the Company to acquire the Preferred Units from the Funds and to issue the Exchange Shares to the Funds at the Closing is subject to the fulfillment to the Company’s satisfaction on or prior to the Closing Date of each of the following conditions:
          Section 5.1 Representations and Warranties. Each representation and warranty made by the Funds in Article II above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

          Section 5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Funds on or prior to the Closing Date shall have been performed or complied with by the Funds in all respects.
          Section 5.3 Certificates and Documents. The Funds shall have delivered to the Company, at or prior to the Closing Date, the Funds Closing Deliveries.
          Section 5.4 Registration Rights Amendment. The Funds shall have executed and delivered to the Company the Omnibus Amendment, substantially in the form attached hereto as Exhibit C (the “Registration Rights Amendment”), to those certain Registration Rights Agreements, dated as of June 30, 2005, by and among the Company, Belcrest, Belshire and Belterra in connection with the offering and sale of the Series F Units, and dated as of March 24, 2005, by and among the Company, Belcrest, Belair, Belmar, Bel Alliance Properties LLC, a Delaware corporation, Belrose and Belport in connection with the offering and sale of the Series D Units.
ARTICLE VI
FUNDS CLOSING CONDITIONS
          The obligation of the Funds to acquire the Exchange Shares from the Company and to transfer the Preferred Units to the Company at the Closing is subject to the fulfillment to the Funds’ satisfaction on or prior to the Closing Date of each of the following conditions:
          Section 6.1 Representations and Warranties. Each representation and warranty made by the Company and the Operating Partnership in Article III above shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date.
          Section 6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company or the Operating Partnership on or prior to the Closing Date shall have been performed or complied with by the Company in or the Operating Partnership all respects.
          Section 6.3 Certificates and Documents. The Company shall have delivered to the Funds, at or prior to the Closing Date, the Company Closing Deliveries.
          Section 6.4 Registration Rights Amendment. The Company shall have executed the Registration Rights Amendment.

ARTICLE VII
MISCELLANEOUS
          Section 7.1 Termination. This Agreement may be terminated prior to the Closing at the election of the Funds by written notice to the Company on or after the date upon which the Offering is terminated prior to consummation; provided, that Section 4.3 and this Article VII shall survive any such termination.
          Section 7.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.
          Section 7.3 Amendment and Waiver. Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          Section 7.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
          Section 7.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of the Funds under any other agreement with the Company or the Operating Partnership, the terms of this Agreement shall govern.
          Section 7.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.
          Section 7.7 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
          Section 7.8 Remedies.
          (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
          Section 7.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company or the Operating Partnership:
Two North Riverside Plaza, Suite 800
Chicago, Illinois 60606
Facsimile: (312) 279-1710
Attention: Chief Financial Officer
with a copy to the Company’s General Counsel at the same address:
Facsimile: (312) 279-1715
with an additional copy (which shall not constitute notice) to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Facsimile: (212) 878-3268
Attention: Larry P. Medvinsky, Esq.
If to any of the Funds:
c/o Eaton Vance Management
Two International Place
Boston, Massachusetts 02110
Facsimile: (617) 672 2021
Attention: REIG Director

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Facsimile: 212-735-2000
Attention: David J. Goldschmidt, Esq.
          Section 7.10 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York without giving effect to the conflicts of law provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Courts of the State of New York or any court of the United States located in the County and State of New York for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby.
          Section 7.11 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

BELAIR REAL ESTATE CORPORATION
BELCREST REALTY CORPORATION
BELMAR REALTY CORPORATION
BELPORT REALTY CORPORATION
BELROSE REALTY CORPORATION
BELVEDERE EQUITY REAL ESTATE CORPORATION
BELSHIRE REALTY CORPORATION
BELTERRA REALTY CORPORATION

By:	/s/ Andrew Frenette
	Name:	Andrew Frenette
	Title:	President

MHC OPERATING LIMITED PARTNERSHIP
By:	MHC Trust, its General Partner

By:	/s/ Kenneth Kroot
	Name:	Kenneth Kroot
	Title:	Senior Vice President and General Counsel

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Kenneth Kroot
	Name:	Kenneth Kroot
	Title:	Senior Vice President and General Counsel

Schedule I

	Pre-Exchange	Pre-Exchange	Series A Preferred
Fund	Series D Units	Series F Units	Stock to be Issued
Belair Real Estate Corporation	1,250,000	0	1,250,000
Belcrest Realty Corporation	1,500,000	700,000	2,200,000
Belmar Realty Corporation	1,100,000	0	1,100,000
Belport Realty Corporation	400,000	0	400,000
Belrose Realty Corporation	1,000,000	0	1,000,000
Belvedere Equity Real Estate Corporation	750,000	0	750,000
Belshire Realty Corporation	0	1,000,000	1,000,000
Belterra Realty Corporation	0	300,000	300,000

Total	6,000,000	2,000,000	8,000,000

Exhibit A
Form of Underwriting Agreement for Series A Preferred Stock

Exhibit B
Form of FIRPTA Certificate
          Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person, and the owner of a disregarded entity which holds legal title to a United States real property interest under local law (and not the disregarded entity itself) will be the transferor of such property for United States Federal income tax purposes.
          To inform Equity LifeStyle Properties, Inc. (the “Transferee”) that withholding of tax is not required upon the transfer by [Eaton Vance Entity] (the “Transferor”) of a United States real property interest (the “Property”), pursuant to that certain Exchange Agreement, dated as of [•], 2011, by and between the Transferor and the Transferee, the undersigned hereby certifies the following on behalf of Transferor:
          (1) The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).
          (2) The Transferor’s U.S. employer identification number is ____________.
          (3) The Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).
          (4) The address for the Transferor is:
________________________________________________________
________________________________________________________
________________________________________________________
          The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury, I declare that I have examined this Certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

[EATON VANCE ENTITY]
By:
	Name:	Andrew Frenette
	Title:	President

Dated: _________________, 2011

Exhibit C
Form of Registration Rights Amendment for Series A Preferred Stock